UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 10, 2010
Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011
(Address of principal executive offices, including zip code)
(212) 624-3700
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     With respect to the fiscal year ended December 31, 2009, the Compensation Committee of the Board of Directors of WebMD Health Corp. has approved, effective March 10, 2010, the following bonuses and Supplemental Bonus Plan awards:

Named			Supplemental Bonus
Executive Officer	Title	Bonus	Plan Award
Wayne T. Gattinella	Chief Executive Officer	$268,000	$132,000

Anthony Vuolo	Chief Operating Officer and Chief Financial Officer	$211,050	$103,950

William Pence	Executive Vice President and Chief Technology Officer	$83,750	$41,250

Martin J. Wygod	Chairman of the Board	$335,000	$165,000
The above amounts were determined by the Compensation Committee of the WebMD Board, in its discretion. The amounts in the column labeled “Bonus” will be paid to the respective Named Executive Officers in cash. The amounts in the column labeled “Supplemental Bonus Plan Award” will be contributed to a trust. The trust will distribute the contributions made to it by WebMD on behalf of the respective Named Executive Officers, together with actual net interest earned on the contributed amounts, to the respective Named Executive Officers as promptly as practicable following March 1, 2011 (but in no event later than 2 1/2 months following such date); provided, however, that in order to receive such payment, the individual must continue to be employed by WebMD on March 1, 2011 (unless their separation from employment occurs as a result of death or disability).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: March 15, 2010	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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